UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Materials Pursuant to Rule 14a-12

PROFUSA, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PROFUSA, INC.

626 Bancroft Way

Suite A

Berkeley, CA 94710

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [●], 2026

[●]

Dear Fellow Stockholders:

 On behalf of the Board of Directors, I cordially invite you to attend the 2026 special meeting of stockholders (the “Special Meeting”) of Profusa, Inc., which will be held on [●], 2026, beginning at 10:00 a.m., Eastern Time.

The Special Meeting will be a completely virtual meeting of stockholders, which will be conducted via teleconference. The dial-in information for the meeting can be found at [●]. In addition, you will be able to register to attend, vote and examine the list of Stockholders entitled to vote at the Special Meeting by visiting [●] and entering the twelve-digit control number found on your proxy card, included in your proxy materials. If you are a stockholder of record, you may vote by mail, by toll-free telephone number or, by using the Internet. We are pleased to utilize the virtual stockholder meeting technology to provide ready access and cost savings for our stockholders and the Company. The virtual meeting format allows attendance from any location in the world.

Even if you are planning on attending the Special Meeting online, please promptly submit your proxy vote online or by telephone, or, if you received a printed form of proxy in the mail, by completing, dating, signing and returning the enclosed proxy, so your shares will be represented at the Special Meeting. Instructions on voting your shares are in the proxy materials you received for the Special Meeting.

The sole purpose of the Special Meeting is to consider and vote upon:

●	Proposal 1 — Reverse Stock Split Proposal: A proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to, at the discretion of our Board of Directors, effect one or more reverse stock splits over the course of the next two years (the “Reverse Stock Split”) with respect to our issued and outstanding common stock, par value $0.0001 per share (the “common stock”), including any common stock held by the Company as treasury shares, at any time prior to or on [●], at a ratio of 1-for-30 to 1-for-200 (the “Range”) provided that the aggregate splits will not exceed 1-for-200, with the ratio within such Range to be determined at the discretion of our Board of Directors (or any of its delegated authorized persons) without further approval or authorization of our stockholders (such action is referred to herein as the “Reverse Stock Split” and such proposal is referred to herein as the “Reverse Stock Split Proposal” or “Proposal One”);

●	Proposal 2 — Auditor Proposal: A proposal to ratify the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2025 (the “Auditor Proposal” or “Proposal Two”); and

●	Proposal 3 — Adjournment Proposal: A proposal to authorize an adjournment or adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of Proposal One or Proposal Two (the “Adjournment Proposal” or “Proposal Three”).

Our Board has fixed the close of business on [●] as the date for determining the Company stockholders entitled to receive notice of and vote at the Special Meeting and any adjournment thereof. Only holders of record of the Company’s common stock on that date are entitled to have their votes counted at the Special Meeting or any adjournment thereof.

After careful consideration of all relevant factors, the Board has determined that the Reverse Stock Split Proposal is advisable and recommends that you vote or give instruction to vote “FOR” each proposal.

Enclosed is the Proxy Statement containing detailed information concerning the Reverse Stock Split Proposal and the Special Meeting. Whether or not you plan to attend the Special Meeting, we urge you to read this material carefully and vote your shares.

On behalf of the Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

[●]

By Order of the Board of Directors

/s/ [●]
Ben C. Hwang, Ph.D.
Chairman of the Board

Your vote is important. If you are a stockholder of record, please vote online or by telephone, or sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the Special Meeting. If you are a stockholder of record, you may also cast your vote online at the Special Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote online at the Special Meeting by obtaining a proxy from your brokerage firm or bank. Your failure to vote or instruct your broker or bank how to vote will have the same effect as voting “AGAINST” the Reverse Stock Split Proposal and the Auditor Proposal, and an abstention will have the same effect as voting “AGAINST” the Reverse Stock Split Proposal and the Auditor Proposal.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on [●], 2026: This notice of meeting and the accompanying Proxy Statement are available at [●].

PROXY STATEMENT
TABLE OF CONTENTS

i

PROFUSA, INC.
626 Bancroft Way
Suite A
Berkeley, CA 94710

SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [●], 2026

PROXY STATEMENT

This proxy statement contains information related to the Special Meeting of Stockholders (the “Special Meeting”) to be held on [●], 2026 at 10:00 a.m. Eastern Time, or at such other time and place to which the Special Meeting may be adjourned or postponed. We are planning to hold the Special Meeting virtually via teleconference. The dial-in information for the teleconference can be found at [●]. The enclosed proxy is solicited by the Board of Directors (the “Board”) of Profusa, Inc. (the “Company”). The proxy materials relating to the Special Meeting will first be made available to stockholders entitled to vote at the Special Meeting on or about [●]. A list of record holders of the Company’s common stock entitled to vote at the Special Meeting will be available for examination by any stockholder, for any purpose germane to the Special Meeting, at our principal offices at 626 Bancroft Way, Suite A, Berkeley, California 94710, during normal business hours for ten days prior to the Special Meeting (the “Stockholder List”) and available during the Special Meeting.

Our proxy materials including our Proxy Statement for the Special Meeting are included herewith and are also available on the Internet at [●].

In this Proxy Statement, the terms the “Company,” “we,” “us,” and “our” refer to Profusa, Inc. The mailing address of our principal executive offices is Profusa, Inc., 626 Bancroft Way, Suite A, Berkeley, California 94710.

ABOUT THE MEETING

Why are we calling this Special Meeting?

We are calling the Special Meeting to seek the approval of our stockholders to approve:

●	Proposal 1 — Reverse Stock Split Proposal: A proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to, at the discretion of our Board of Directors, effect one or more reverse stock splits over the course of the next two years (the “Reverse Stock Split”) with respect to our issued and outstanding common stock, par value $0.0001 per share (the “common stock”), including any common stock held by the Company as treasury shares, at any time prior to or on [●], at a ratio of 1-for-30 to 1-for-200 (the “Range”) provided that the aggregate splits will not exceed a ratio of 1-for-200, with the ratio within such Range to be determined at the discretion of our Board of Directors (or any of its delegated authorized persons) without further approval or authorization of our stockholders (such action is referred to herein as the “Reverse Stock Split” and such proposal is referred to herein as the “Reverse Stock Split Proposal” or “Proposal One”);

●	Proposal 2 — Auditor Proposal: A proposal to ratify the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2025 (the “Auditor Proposal” or “Proposal Two”); and

●	Proposal 3 — Adjournment Proposal: A proposal to authorize an adjournment or adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of Proposal One or Proposal Two (the “Adjournment Proposal” or “Proposal Three”).

What are the Board’s recommendations?

Our Board believes that the approval of the proposals are advisable and in the best interests of the Company and its stockholders and recommends that you vote FOR each Proposal.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on the record date, [●] (the “Record Date”), are entitled to receive notice of the Special Meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Holders of our common stock are entitled to one vote per share on each matter to be voted upon.

As of the Record Date, we had outstanding [●] shares of common stock.

Who can attend the meeting?

All stockholders as of the Record Date, or their duly appointed proxies, may attend the Special Meeting. Attendance shall be solely via teleconference. Dial-in information for the teleconference can be found at [●] using the instructions provided on this proxy or any accompanying materials.

How do I attend and vote shares at the Special Meeting?

As a registered shareholder, you received a Proxy Card from [●]. The form contains instructions on how to attend the virtual Special Meeting including the URL address, along with your twelve-digit control number. You will need your twelve-digit control number for access. If you do not have your control number, contact [●] at the phone number or e-mail address below. [●]’s contact information for our Special Meeting is as follows: call [____], or email[______].

The meeting website will be available for access 15 minutes prior to the start of the Special Meeting. Enter the URL address into your browser [●], and enter your twelve-digit control number, name and email address.

Beneficial investors, who own their investments through a bank or broker, will need to contact their bank or broker to receive their twelve-digit control number. If you plan to vote at the meeting you will need to have a legal proxy from your bank or broker.

What is being voted on?

You are being asked to vote on:

●	Proposal 1 — Reverse Stock Split Proposal: A proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to, at the discretion of our Board of Directors, effect one or more reverse stock splits over the course of the next two years (the “Reverse Stock Split”) with respect to our issued and outstanding common stock, par value $0.0001 per share (the “common stock”), including any common stock held by the Company as treasury shares, at any time prior to or on [●], at a ratio of 1-for-30 to 1-for-200 (the “Range”) provided that the aggregate splits will not exceed a ratio of 1-for-200, with the ratio within such Range to be determined at the discretion of our Board of Directors (or any of its delegated authorized persons) without further approval or authorization of our stockholders (such action is referred to herein as the “Reverse Stock Split” and such proposal is referred to herein as the “Reverse Stock Split Proposal” or “Proposal One”);

●	Proposal 2 — Auditor Proposal: A proposal to ratify the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2025 (the “Auditor Proposal” or “Proposal Two”); and

●	Proposal 3 — Adjournment Proposal: A proposal to authorize an adjournment or adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of Proposal One or Proposal Two (the “Adjournment Proposal” or “Proposal Three”).

If my shares are held in “street name,” will my broker automatically vote them for me?

No. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. We believe the Reverse Stock Split Proposal presented to the stockholders at the Special Meeting will be considered non-discretionary and therefore your broker, bank, or nominee cannot vote your shares without your instruction. You should instruct your broker to vote your shares in accordance with directions you provide. If your shares are held by your broker as your nominee, which we refer to as being held in “street name”, you may need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares.

Who can vote at the Special Meeting?

Only holders of record of our common stock at the close of business on [●], are entitled to have their vote counted at the Special Meeting and any adjournments or postponements thereof. On this record date, [●] shares of our common stock were outstanding and entitled to vote.

Stockholder of Record:    Shares Registered in Your Name. If on the record date your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote online at the Special Meeting or vote by proxy. Whether or not you plan to attend the Special Meeting online, we urge you to submit your proxy vote either online, by telephone, or by filling out and returning the enclosed proxy card to ensure your vote is counted.

Beneficial Owner:    Shares Registered in the Name of a Broker or Bank. If on the record date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Special Meeting if your bank or broker provides you with a twelve-digit control number.

What constitutes a quorum?

The holders of at least thirty-three and one-third percent (33 1/3%) of the issued and outstanding shares of the Company’s capital stock entitled to vote at such meeting, present by remote communication or represented by proxy, constitutes a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials.

Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Special Meeting.

How do I vote?

If you are a holder of record of our common stock, you may vote online at the Special Meeting or by submitting a proxy for the Special Meeting. Whether or not you plan to attend the Special Meeting online, we urge you to vote by proxy to ensure your vote is counted. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. You may still attend the Special Meeting and vote online if you have already voted by proxy.

If your shares of our common stock are held in “street name” by a broker or other agent, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Special Meeting if your bank or broker provides you with a twelve-digit control number.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards, if your shares are registered in more than one name or are registered in different accounts. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your Company shares.

Who is paying for this proxy solicitation?

The Company has engaged [______] to serve as a proxy solicitor for this Special Meeting. The costs of the proxy solicitor will be borne by the Company

Who can help answer my questions?

If you have questions about the proposals or if you need additional copies of the Proxy Statement or the enclosed proxy card you should contact [_______] at (___) ___-____.

You may also obtain additional information about the Company from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information”.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “can,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential” and other similar words and expressions of the future. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

THE SPECIAL MEETING

Overview

Date, Time and Place.    The Special Meeting of the Company’s stockholders will be held at 10:00 a.m. Eastern Time on [●], as a virtual meeting. You will be able to register to attend, vote and examine the list of Stockholders entitled to vote at the Special Meeting by visiting [●] and entering the twelve-digit control number found on their proxy card, included in your proxy materials. You will find more information on the matters for voting in the proxy statement on the following pages. If you are a stockholder of record, you may vote by mail, or by using the Internet. Only stockholders who own shares of our common stock as of the close of business on the record date will be entitled to attend the Special Meeting.

If your shares are registered in your name with our transfer agent and you wish to attend the Special Meeting, you may register to do so as described above.

Beneficial owners who wish to vote during the Special Meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares to obtain a legal proxy. All holders can register to attend the meeting with their twelve-digit control number.

Voting Power; Record Date.    You will be entitled to vote or direct votes to be cast at the Special Meeting, if you owned the Company’s common stock at the close of business on [●], the record date for the Special Meeting. You will have one vote per proposal for each share of the Company’s common stock you owned on the record date. The Company’s warrants do not carry voting rights. At the close of business on the record date for the Special Meeting, there were [●] shares of common stock outstanding, each of which entitles its holder to cast one vote per proposal.

Proxies; Board Solicitation.    Your proxy is being solicited by the Board on the proposals being presented to stockholders at the Special Meeting. Proxies may be solicited in person or by telephone. If you grant a proxy, you may still revoke your proxy and vote your shares online at the Special Meeting if you are a holder of record of the Company’s common stock. You may contact the Company at (212) 494-9022.

PROPOSAL NO. 1: REVERSE STOCK SPLIT PROPOSAL

Our Certificate of Incorporation currently authorizes the Company to issue a total of 601,000,000 shares of capital stock, consisting of 600,000,000 shares of common stock and 1,000,000 shares of preferred stock, $0.0001 par value per share (“preferred stock”). On [●], subject to stockholder approval, our Board approved an amendment to the Certificate of Incorporation to, at the discretion of our Board, effect one or more Reverse Stock Split over the course of the next two years of our common stock at a ratio of between 1-for-30 to 1-for-200, provided that the aggregate splits will not exceed a ratio of 1-for-200, including any shares held by the Company as treasury shares, at any time prior to or on [●], with the exact ratio within such Range to be determined by our Board (or any of its delegated authorized persons) at its or their discretion without further approval or authorization of our stockholders. The primary goal of the Reverse Stock Split is to enable us to regain compliance with the Minimum Bid Price Requirement for continued listing on Nasdaq, as well as to increase the trading price of our common stock to enhance overall liquidity of the common stock by facilitating future financing and attracting new investors. We believe that the Range provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Reverse Stock Split is not intended to modify the rights of existing stockholders in any material respect.

If the Reverse Stock Split Proposal is approved by our stockholders and one or more Reverse Stock Split is effected over the course of the next two years, every thirty (30) to two hundred (200) shares of our outstanding common stock held by each stockholder would be combined and reclassified into one share of common stock, with the exact ratio to be determined by the Board.

The Reverse Stock Split, if effected, will not change the number of authorized shares of our common stock or preferred stock, or the par value of our common stock or preferred stock.

The actual timing for implementation of the Reverse Stock Split is expected to be [●]. However, notwithstanding approval of the Reverse Stock Split Proposal by our stockholders, the Board (or any of its delegated authorized persons) will have the sole authority to abandon the Reverse Stock Split and not amend our Certificate of Incorporation if it determines between now and [●] that not consummating the Reverse Stock Split would be in the best interests of the Company and its stockholders. If the Reverse Stock Split Proposal is approved by our stockholders, prior to amending the Certificate of Incorporation and filing the Reverse Stock Split Certificate of Incorporation Amendment (as defined below) with the Secretary of State for the State of Delaware, the Board (or any of its delegated authorized persons) will make a determination as to whether effecting the Reverse Stock Split is in the best interests of the Company and its stockholders in light of, among other things, the per share price of the common stock immediately prior to the Reverse Stock Split and the expected stability of the per share price of the common stock following the Reverse Stock Split. If the Board (or any of its delegated authorized persons) determines that it is in the best interests of the Company and its stockholders to effect the Reverse Stock Split, it will determine the ratio of the Reverse Stock Split. For additional information concerning the factors the Board will consider in deciding whether to effect the Reverse Stock Split, see “-Determination of the Reverse Stock Split Ratio” and “-Board Discretion to Effect the Reverse Stock Split.”

The text of the proposed amendment to our Certificate of Incorporation to effect the Reverse Stock Split is included as Annex A to this Proxy Statement (the “Reverse Stock Split Certificate of Incorporation Amendment”). If the Reverse Stock Split Proposal is approved by our stockholders, we will have the authority to file the Reverse Stock Split Certificate of Incorporation Amendment with the Secretary of State of the State of Delaware, which will become effective upon its filing or the effective time set forth in the Reverse Stock Split Certificate of Incorporation Amendment. The Board has determined that the amendment is advisable and in the best interests of the Company and its stockholders and has submitted the amendment for consideration by our stockholders at the Special Meeting.

Reasons for the Reverse Split and Factors to Consider

We are submitting this proposal to our stockholders for approval in order to regain compliance with the Minimum Bid Price Requirement for continued listing on Nasdaq, as well as to increase the trading price of our common stock to enhance overall liquidity of the common stock by facilitating future financing and attracting new investors.

Continued Listing Compliance

On [●], 2025, the closing bid price for the Company’s common stock listed on Nasdaq was $[●] and the Company’s common stock has been trading below $1.00 for more than thirty (30) consecutive trading days. The Company therefore is not in compliance with Nasdaq’s Minimum Bid Price requirement. Rectifying our bid price deficiency is necessary in order to allow the Company to maintain the listing of its securities on Nasdaq.

The Company is not in compliance with Nasdaq’s Market Value of Listed Securities (“MVLS”) continued listing requirement. On September 11, 2025, the Company received a letter from the Listing Qualifications Department of Nasdaq indicating that the Company is not in compliance with the continued listing requirement to maintain a minimum Market Value of Listed Securities (“MVLS”) of $50,000,000 for the Nasdaq Global Market, as set forth in Nasdaq Listing Rule 5450(b)(2)(A). Nasdaq’s determination was based on the Company’s MVLS having been below $50,000,000 for the prior 31 consecutive business days from July 29, 2025 to September 10, 2025. The Company has 180 calendar days, or until March 10, 2026, to regain compliance with the MVLS requirement.

The Company is also not in compliance with Nasdaq’s Market Value of Publicly Held Shares (“MVPHS”) continued listing requirement. On October 27, 2025, the Company received a letter from the Listing Qualifications Department of Nasdaq indicating that the Company is not in compliance with the continued listing requirement to maintain a minimum Market Value of Publicly Held Shares (“MVPHS”) of $15,000,000 for the Nasdaq Global Market, as set forth in Nasdaq Listing Rule 5450(b)(2)(C). Nasdaq’s determination was based on the Company’s MVPHS having been below $15,000,000 for the prior 30 consecutive business days from September 12, 2025 through October 24, 2025. The Company has 180 calendar days, or until April 27, 2026, to regain compliance with both the MVPHS requirement and the $1 minimum bid price requirement.

If the Company does not regain compliance with both the MVLS and Minimum Bid Price requirements by March 10, 2026 and the MVPHS requirement by April 27, 2026, Nasdaq will notify the Company that its common stock is subject to delisting from the Nasdaq Global Market.

The Reverse Stock Split Proposal, if passed, is intended to increase our stock price to an amount that we expect will allow our common stock to stay trading above the $1.00 minimum threshold in the long term. If the Reverse Stock Split is successful and if we can maintain a trading price above $1.00 for at least ten (10) consecutive trading days, then we expect to be able to regain compliance with the Minimum Bid Price requirement. Regaining compliance with the Minimum Bid Price requirement will not address the MVLS or MVPHS compliance issue. The Company is separately preparing a plan to attempt to rectify those deficiencies. Maintaining our Nasdaq listing as a publicly traded listed company has numerous benefits to the Company, including to our ability to procure more financing for ongoing operations, our ability to further our business strategy and our ability to attract more investor and business partner interest, among others.

Facilitate Future Financing

If we are able to remain listed as a publicly traded company listed on Nasdaq, we will be able to obtain S-3 shelf eligibility, which greatly increases our access to the capital markets and other financing opportunities. If we can regain compliance with the Minimum Bid Price requirement and remain a publicly traded listed company, we will also be able to utilize our Equity Line Of Credit, which has been important to our ability to obtain sufficient working capital to finance our ongoing operations. Once a company has been delisted, its stock can trade OTC, but such companies will have significantly fewer opportunities to attract financing partners and less leverage to negotiate terms for such financing instruments and arrangements that are not overly burdensome or expensive to the Company.

Reinforce Market Stability and Attract More Investors

The Company believes the Reverse Stock Split Proposal will enable the Company to improve trading liquidity by increasing the price per share of our common stock, which could enable a broader range of institutions to invest. In particular, we believe many institutional traders are discouraged or prevented from investing in equity stocks with a price below a certain threshold, and having a stock price consistent with the stock prices contemplated by our Range will mitigate some of the risks that investors may associate with “penny-stock” trading levels, thereby potentially increasing marketability, trading volume and liquidity of our common stock. Additionally, because brokers’ commissions on transactions in low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. Many institutional investors also have policies against holding equity securities of companies that are not traded on a national exchange, and the Reverse Stock Split Proposal, if passed and executed successfully, should allow us to maintain our Nasdaq listing status. Greater interest in our common stock should also promote greater liquidity for our stockholders. In addition, the proposal will help enable us to carry out our business plans with greater availability of shares, and help to regain compliance with the Minimum Bid Price requirement for continued listing on Nasdaq in the future.

What will happen if the Reverse Stock Split Proposal is not approved?

If we are unable to obtain approval of the Reverse Stock Split Proposal, and we are not otherwise able to increase our stock price to above $1.00 and maintain such price for at least ten (10) consecutive trading days before the Nasdaq Compliance Deadline and if we do not also regain compliance with the MVLS and MVPHS requirements, then we will be put into delisting proceedings by Nasdaq. If we are delisted, it would impede the liquidity of our common stock and limit our ability to carry out our business plan and strategies, which may cause the loss of significant business opportunities or prevent the commercialization of our technologies or completion of projects, any of which could adversely affect our financial performance, growth and ability to continue our operations. In addition, if we are unable to obtain approval of the Reverse Stock Split Proposal, we may consider strategic alternatives to strengthen our liquidity position and attempt to regain compliance with the Minimum Bid Price requirement before the Nasdaq Compliance Deadline. Due to our current financial condition and limited working capital, a number of these potential alternatives may not be feasible for us. These alternatives also involve significant uncertainties, potential significant delays, costs and other risks, and there can be no assurance that any of these alternatives will be available on acceptable terms, or at all, in the current market environment or in the foreseeable future.

Risks Associated with the Reverse Stock Split

The Reverse Stock Split may incentivize stockholders to sell their holdings of our common stock following the effectiveness of the Reverse Stock Split and depress the stock price, which could lead to our delisting from Nasdaq.

Similar with what has happened to our stock price in the past, if a significant number of shares of our common stock are sold into the market over a period of time, the increase in supply could lead to a depression of the stock price and it may be difficult to recover from such depression. Since our stock has been trading at significantly lower prices than what we expect the stock price will be immediately following the effectiveness of the Reverse Stock Split, some stockholders may take the opportunity to sell some or all of their shares of common stock following the effectiveness of the Reverse Stock Split. If this happens, our stock price could decrease quickly from the opening trading market price on the day of effectiveness of the Reverse Stock Split. If we are not successful in mitigating the volatility to our stock price following that date and over time, then we may not recognize any of the intended benefits of completing the Reverse Stock Split. If the stock price dips below $1.00 again following the completion of the Reverse Stock Split at any point in the ten trading days following the effectiveness of the Reverse Stock Split, then we will be subject to delisting from Nasdaq. Even if we are able to maintain a stock price above $1.00 for ten (10) trading days following the effectiveness of the Reverse Stock Split (or some longer period as Nasdaq may designate at their discretion), if the Company falls out of compliance with the Minimum Bid Price requirement (i.e., our stock price falls below $1.00 for a period of thirty (30) consecutive trading days) in the year following the effectiveness of the Reverse Stock Split, then we will be subject to immediate delisting from Nasdaq.

If the results of the Reverse Stock Split are different than expected and we are delisted from Nasdaq, the delisting will have a significant adverse impact on our business, operations and financial condition.

While we expect the Reverse Stock Split to increase our stock price and allow us to regain compliance with the Minimum Bid Price requirement and remain listed on Nasdaq, the effect of the Reverse Stock Split on the market price of our common stock cannot be predicted with certainty, and the results of reverse stock splits by companies under similar circumstances have varied. It is not uncommon for the market capitalization of a company’s common stock to decline in the period following a reverse stock split. Factors unrelated to the number of shares of our common stock outstanding, such as negative financial results or negative developments regarding our product development program or the commercializing and scaling efforts of our products, could adversely affect the market price of our common stock and jeopardize our ability to regain compliance with the Minimum Bid Price requirement. If we cannot maintain our stock price above $1.00 for at least ten consecutive trading days prior to [●], then we will be subject to delisting from Nasdaq. Even if the Reverse Stock Split is successful in increasing our stock price above $1.00, we may have challenges in maintaining compliance with other Nasdaq continued listing rules. For example, the Reverse Stock Split may result in a lesser number of round lot holders (holders of at least 100 shares), which could cause us to be noncompliant with a Nasdaq rule requiring that we have at least 300 round lot holders to maintain continued listing compliance. Once a company has been delisted, its stock can trade OTC, but such companies will have significantly fewer opportunities to attract financing partners and less leverage to negotiate terms for such financing instruments and arrangements that are not overly burdensome or expensive to the company. If our stock trades OTC, we will not be able to obtain S-3 shelf eligibility or continue to satisfy requirements in connection with executing our ELOC program. Our S-3 shelf eligibility greatly increases our access to the capital markets and other financing opportunities, and our ELOC program has been important to our ability to obtain sufficient working capital to finance our ongoing operations. If we lose access to both of these sources of capital raising and financing avenues, then we may not be able to source enough capital to finance our business plans and operations, which will materially adversely impact our business, operations and financial condition.

The Reverse Stock Split may not increase the price of our common stock over the long term.

As noted above, the purpose of the Reverse Stock Split is to help regain compliance with the Minimum Bid Price requirement for continued listing on Nasdaq, as well as to increase the trading price of our common stock to enhance overall liquidity of the common stock by facilitating future financing and attracting new investors. However, the effect of the Reverse Stock Split on the market price of our common stock cannot be predicted with any certainty, and we cannot assure you that the Reverse Stock Split will accomplish these objectives for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding shares of common stock will proportionally increase the market price of our common stock, we cannot assure you that the Reverse Stock Split will increase the market price of our common stock by a multiple of the Reverse Stock Split ratio, or result in any permanent or sustained increase in the market price of our common stock. The market price of our common stock may be affected by other factors which may be unrelated to the number of shares outstanding, including our business and financial performance, general market conditions, and prospects for future success. Once we have effected a Reverse Stock Split, we must ensure that our stock price trades above $1.00 in the long term. Under a Nasdaq rule that was amended in January 2025, if the Company falls out of compliance with the Minimum Bid Price requirement (i.e., our stock price falls below $1.00 for a period of thirty (30) consecutive trading days) within one year of the completion of a Reverse Stock Split, then we will be immediately subject to delisting from Nasdaq and we will not be afforded another 180-day compliance period.

The Reverse Stock Split may decrease the liquidity of our common stock.

The Board believes that the Reverse Stock Split may result in an increase in the market price of our common stock, which could lead to increased interest in our common stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding shares of common stock, which may lead to reduced trading and a smaller number of market makers for our common stock, particularly if the price per share of our common stock does not increase as a result of the Reverse Stock Split.

The Reverse Stock Split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell.

If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of common stock. A purchase or sale of less than 100 shares of common stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of common stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their common stock.

The Reverse Stock Split may lead to a decrease in our overall market capitalization.

The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our common stock does not increase in proportion to the Reverse Stock Split ratio, then the value of our Company, as measured by our market capitalization, may be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of common stock outstanding following the Reverse Stock Split.

Effects of the Reverse Stock Split

Effects of the Reverse Stock Split on Issued and Outstanding Shares.

If the Reverse Stock Split is effected, it will reduce the total number of issued and outstanding shares of common stock, including any shares held by the Company as treasury shares, by a Reverse Stock Split ratio of 1-for-30 to 1-for-20 over the course of the next two years, provided that the aggregate splits will not exceed a ratio of 1-for-200. Accordingly, each of our stockholders will own fewer shares of common stock as a result of the Reverse Stock Split. However, the Reverse Stock Split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split would result in fractional shares in the Reverse Stock Split, which will be treated as described below. Therefore, voting rights and other rights and preferences of the holders of common stock will not be affected by the Reverse Stock Split (other than as a result of the treatment of fractional shares). Common stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable, and the par value per share of common stock will remain $0.0001. We expect that the market price for our common stock will be commensurately increased as a result of the Reverse Stock Split, but there can be no guarantee that this will be the case, or that any such increased stock price will be maintained for any amount of time.

As of the close of business on the Record Date, approximately [●] shares of our common stock were outstanding. For purposes of illustration only, if the Reverse Stock Split is effected at a ratio of 1-for-[●], the number of issued and outstanding shares of common stock after the Reverse Stock Split would be approximately [●] shares (not accounting for the treatment of fractional shares, as described below).

Treatment of Fractional Shares of Issued and Outstanding Shares.

No fractional shares shall be issued to stockholders who hold issued and outstanding shares. Stockholders of record who otherwise would be entitled to receive fractional shares will be instead entitled to an amount in cash (without interest or deduction) equal to the fraction of one share to which such stockholder would otherwise be entitled, multiplied by the closing price of our common stock on Nasdaq on the date of effectiveness of the Reverse Stock Split, which we expect to be [●]. Except for the right to receive the cash payment in lieu of fractional shares, stockholders will not have any voting, dividend or other rights with respect to the fractional shares they would otherwise be entitled to receive. The cash payment may be paid by check, wire, deposit into an existing brokerage account or some other means depending on how the shares are held.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders may reside, where we are domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Effects of the Reverse Stock Split on Currently Outstanding Warrants.

The Reverse Stock Split would result in a reduction in the number of shares of common stock issuable upon the exercise of our outstanding warrants exercisable for shares of common stock in proportion to the Reverse Stock Split ratio, in accordance with the terms set forth in the applicable warrant agreement. The exercise price of outstanding warrants would also be adjusted in accordance with the terms set forth in the applicable warrant agreement. Pursuant to the terms of the applicable warrant agreement, each warrant holder shall receive written notice with the adjusted number of exercisable shares underlying the warrants and the adjusted exercise price, after giving effect to the Reverse Stock Split.

Treatment of Fractional Shares of Currently Outstanding Warrants.

No fractional shares shall be issued to stockholders who hold issued and outstanding shares. Any fractional shares resulting from adjustments due to the execution of the Reverse Stock Split on outstanding warrants shall be paid in cash in lieu of any issuance of fractional shares, in accordance with the terms of the applicable warrant agreement.

Effects of the Reverse Stock Split on Outstanding Equity Awards and Plans.

The Company maintains the 2025 Equity Incentive Plan (the “2025 Plan”), which is designed primarily to (a) enable the Company to attract and retain employees, consultants and directors who will contribute to the Company’s long-range success; (b) provide incentives that align the interests of employees, consultants and directors with those of the stockholders of the Company; and (c) promote the success of the Company’s business. The 2025 Plan has a Total Share Reserve of 7,528,969 shares of common stock available for the grant of Awards. Pursuant to Section 5.7 of the 2025 Plan, the number of shares of common stock subject to outstanding options, restricted stock unit awards and performance stock unit awards and the exercise prices applicable to any such options, shall be proportionately adjusted by the Board in the event of any change in the capital structure of the Company, including pursuant to the Reverse Stock Split, and any adjustment by the Board shall be made in the Board’s sole and absolute discretion and shall be final, binding and conclusive. Accordingly, if the Reverse Stock Split is approved by our stockholders and our Board decides to implement the Reverse Stock Split, as of the effective time of the Reverse Stock Split, the number of shares of common stock reserved for issuance under the 2025 Plan shall be proportionately adjusted in accordance with the 2025 Plan (with any remaining fraction of a share rounded down).

Effects of the Reverse Stock Split on Voting Rights.

Proportionate voting rights and other rights of the holders of common stock would not be affected by the Reverse Stock Split (other than as a result of the treatment of fractional shares). For example, a holder of 1% of the voting power of the outstanding common stock immediately prior to the effective time of the Reverse Stock Split would continue to hold 1% of the voting power of the outstanding common stock after the Reverse Stock Split (subject to potential differences due to the treatment of fractional shares).

Effects of the Reverse Stock Split on Regulatory Matters.

We are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect our obligation to publicly file financial and other information with the SEC.

Effects of the Reverse Stock Split on Authorized Share Capital.

The total number of shares of capital stock that we are authorized to issue will not be affected by the Reverse Stock Split and will remain at 601,000,000 shares, consisting of 600,000,000 shares of common stock and 1,000,000 shares of preferred stock.

Effects of the Reverse Stock Split on the Number of Shares of Common Stock Available for Future Issuance.

Although the Reverse Stock Split would not have any dilutive effect on our stockholders, the Reverse Stock Split without a reduction in the number of shares authorized for issuance would reduce the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance, giving us an effective increase in the authorized shares available for issuance. The Board from time to time may deem it to be in the best interests of the Company to enter into transactions and other ventures that may include the issuance of shares of our common stock. Although the Board currently has no plans to do so, if the Board authorizes the issuance of additional shares subsequent to the Reverse Stock Split at any point in the future, the dilution to the ownership interest of our existing stockholders may be greater than the dilution that would have occurred had the Reverse Stock Split not been effected.

Determination of the Reverse Stock Split Ratio

The Board believes that stockholder approval of the Range is in the best interests of our Company and stockholders because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. We believe that the Range provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split ratio to be selected by our Board will be not more than 1-for-200, in the aggregate, over the course of the next two years.

The selection of the specific Reverse Stock Split ratio will be based on several factors, including, among other things:

●	our ability to maintain the listing of our common stock on Nasdaq;

●	the expectation that having a share price over a certain threshold may be seen as a more attractive investment to potential investors;

●	the per share price of our common stock immediately prior to the Reverse Stock Split;

●	the expected stability of the per share price of our common stock following the Reverse Stock Split;

●	the likelihood that the Reverse Stock Split will result in increased marketability and liquidity of our common stock;

●	prevailing market conditions;

●	general economic conditions in our industry; and

●	our market capitalization before and after the Reverse Stock Split.

We believe that granting our Board (or any of its delegated authorized persons) the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. We will make a public announcement regarding the determination of the actual Reverse Stock Split ratio once such ratio has been determined and the Board (or any of its delegated authorized persons) has determined to effect the Reverse Stock Split.

Board Discretion to Effect the Reverse Stock Split

The actual timing for implementation of the Reverse Stock Split is expected to be [●]. However, notwithstanding approval of the Reverse Stock Split Proposal by our stockholders, the Board (or any of its delegated authorized persons) will have the sole authority to abandon the Reverse Stock Split and not amend our Certificate of Incorporation if it determines between now and [●] that not consummating the Reverse Stock Split would be in the best interests of the Company and its stockholders. This determination by the Board will be based upon a variety of factors, including those discussed under “-Determination of the Reverse Stock Split Ratio” above. If the Board (or any of its delegated authorized persons) determines that it is in the best interests of the Company and its stockholders to effect the Reverse Stock Split, it will determine the ratio of the Reverse Stock Split.

Effective Time of the Reverse Stock Split

If the Reverse Stock Split Proposal is approved by our stockholders, the Reverse Stock Split is expected to become effective on [●] unless the Board (or any of its delegated authorized persons) determines between now and [●], that not consummating the Reverse Stock Split would be in the best interests of the Company and its stockholders, according to the effective time set forth in the Reverse Stock Split Certificate of Incorporation Amendment.

Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal or dissenters’ rights with respect to the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Regulatory Approvals

The Reverse Stock Split will not be consummated until after approval of our stockholders is obtained. We are not obligated to obtain any governmental approvals in order to effect the Reverse Stock Split, other than the filing of the Reverse Stock Split Certificate of Incorporation Amendment with the Secretary of State of the State of Delaware.

Accounting Treatment of the Reverse Stock Split

If the Reverse Stock Split is effected, the par value per share of our common stock will remain unchanged at $0.0001. Accordingly, on the effective date of the Reverse Stock Split, the stated capital on our consolidated balance sheets attributable to our common stock will be reduced in proportion to the size of the Reverse Stock Split ratio, and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged. Per share net income or loss will be increased because there will be fewer shares of common stock outstanding. Any common stock held in treasury will be reduced in proportion to the Reverse Stock Split ratio. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this statement. We have not sought and will not seek an opinion from counsel or any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with these statements and conclusions. This summary addresses only holders that hold their shares stock as capital assets for U.S. federal income tax purposes. This discussion is not a comprehensive discussion of all the tax consequences that may be relevant to holders of our common stock subject to special tax rules, such as banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities or currencies, traders in securities electing to mark to market, persons holding shares as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, entities taxed as partnerships or other pass-through entities for U.S. federal income tax purposes or the partners or members therein, therein, nonresident alien individuals present in the United States for more than 182 days in a taxable year, or U.S. holders that have a functional currency other than the U.S. dollar.

This summary addresses only U.S. federal income tax consequences, and does not address consequences arising under state, local, or foreign tax laws or the alternative minimum tax, the Medicare tax on net investment income or special timing rules prescribed under section 451(b) of the Code or other aspects of U.S. federal taxation that may be relevant to a holder.

Each holder of our common stock should consult its own tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences of the Reverse Stock Split.

For purposes of this discussion, “U.S. holder” is a beneficial owner of our common stock that for U.S. federal income tax purposes is:

●	An individual who is a citizen or resident of the United States, as determined for U.S. federal income tax purposes;

●	A corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any state thereof or the District of Columbia;

●	A trust, the substantial decisions of which are controlled by one or more United States persons and which is subject to the primary supervision of a court in the United States, or a trust that has validly elected under applicable Treasury regulations to be treated as a United States person for U.S. federal income tax purposes; or

●	An estate that is subject to U.S. federal income tax on its income regardless of source.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE OR A TAX OPINION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

U.S. Holders

The Reverse Stock Split should constitute a “recapitalization” within the meaning of Code Section 368(a) for U.S. federal income tax purposes. As a result, a U.S. holder generally should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of common stock, as discussed below. A U.S. holder’s aggregate tax basis in the shares of common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of the common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of common stock), and such U.S. holder’s holding period in the shares common stock received should include the holding period in the shares of common stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of common stock surrendered to the shares of common stock received in a recapitalization pursuant to the Reverse Stock Split. U.S. holders of shares of common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. holder that receives cash in lieu of a fractional share of common stock pursuant to the Reverse Stock Split is expected to recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis allocable to such fractional share of common stock. Any such capital gain or loss should be long-term capital gain or loss if the U.S. holder’s holding period in the fractional share of common stock surrendered is greater than one year as of the effective date of the Reverse Stock Split.

Non-U.S. Holders

Generally, non-U.S. holders would not recognize any gain or loss upon the Reverse Stock Split. In particular, gain or loss would not be recognized with respect to cash received in lieu of a fractional share provided that such gain or loss is not effectively connected with the conduct of a trade or business in the United States (or, if certain income tax treaties apply, is not attributable to a non-U.S. holder’s permanent establishment in the United States).

Information Reporting and Backup Withholding

A U.S. holder of our common stock may be subject to information reporting and backup withholding on cash paid in lieu of fractional shares in connection with the Reverse Stock Split. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and such holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding and information reporting would not apply to payments of cash in lieu of a fractional share of our common stock to a non-U.S. holder pursuant to the Reverse Stock Split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge to the contrary.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Effect of Approval

Approval of this Proposal One will constitute approval of a new Article [__] of the Certificate of Incorporation, attached hereto as Annex A. If this Reverse Stock Split Proposal is approved, the Company intends to file a certificate of amendment to the existing Certificate of Incorporation with the Secretary of State of the State of Delaware providing for the Reverse Stock Split, in which case the Reverse Stock Split will become effective at the time of that filing, or such later time as is set forth in the certificate of amendment. However, as discussed above, the Reverse Stock Split will only be effected upon a determination by the Board, in its sole discretion, that filing the Reverse Stock Split Certificate of Incorporation Amendment to effect the Reverse Stock Split is in the best interests of our Company and stockholders. All stockholders are encouraged to read the amendment to the existing Certificate of Incorporation in its entirety as set forth in Annex A.

Vote Required for Approval

Approval of this Proposal One requires the affirmative vote of a majority of the shares of our common stock that are entitled to vote that (i) are present in person or represented by proxy at the meeting and (ii) are voted “FOR” and “AGAINST” the proposal.

Board Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL ONE TO APPROVE THE AMENDMENT OF THE EXISTING CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL NO. 2: AUDITOR PROPOSAL

General

Our Audit Committee has selected CBIZ CPAs P.C. as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2025. Our stockholders are being asked to ratify this appointment. In the event that ratification of this selection of auditors is not approved by the stockholders, we will reassess our selection of auditors.

We believe this proposal will be considered to be a “routine” matter and, accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority to vote on this proposal.

Vote Required for Approval

Approval will be obtained if the proposal receives the affirmative vote of a majority of the shares of our common stock that are entitled to vote that (i) are present in person or represented by proxy at the meeting and (ii) are voted “FOR” and “AGAINST” the proposal.

Board Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL TWO TO RATIFY THE APPOINTMENT OF CBIZ CPAs P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

THE BOARD RECOMMENDS A VOTE “FOR” THE AUDITOR PROPOSAL.

PROPOSAL NO. 3: ADJOURNMENT OF SPECIAL MEETING

General

If the Company fails to receive a sufficient number of votes to approve Proposal One and Proposal Two presented at the Special Meeting, the Company may propose to adjourn the Special Meeting, if a quorum is present, for a period of not more than 30 days for the purpose of soliciting additional proxies to approve the other proposals.

Proposal Three will only be presented if there is a quorum and there are not enough votes at the time of the Special Meeting to approve Proposal One and Proposal Two.

Vote Required for Approval

Approval will be obtained if the proposal receives the affirmative vote of a majority of the shares of our common stock that are entitled to vote that (i) are present in person or represented by proxy at the meeting and (ii) are voted “FOR” and “AGAINST” the proposal.

Board Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL THREE TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSAL ONE AND PROPOSAL TWO.

THE BOARD RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of December [●], 2025, regarding beneficial ownership of our common stock by:

●	each of our directors;

●	each of our named executive officers;

●	all directors and executive officers as a group; and

●	each person, or group of affiliated persons, known by us to beneficially own more than five percent of our shares of common stock.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, warrants and certain other derivative securities that are currently exercisable or will become exercisable within 60 days.

The percentage of beneficial ownership is based on [●] shares of Common Stock issued and outstanding on the Record Date.

In accordance with SEC rules, shares of our Common Stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of Record Date are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person.

Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is 626 Bancroft Way, Suite A, Berkeley, CA 94710. Unless otherwise indicated and subject to community property laws and similar laws, the Company believes that all parties named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

Beneficial Ownership Table

	Post-Business Combination
Name of Beneficial Owner	Number	Percentage
Executive Officers and Directors:
Ben Hwang, Ph.D.(1)	844,228	[2.6	]%
Fred Knechtel(2)	8,985,042	[24.0	]%
Rajesh Asarpota	—	—
Lauren Chung	—	—
Peter O’Rourke	—	—
Jack Stover(3)	8,658,652	[23.1	]%
All directors and executive officers as a group (six individuals)(1)(2)(3)	9,829,270	[26.2	]%

Five Percent or More Holders:
NorthView Sponsor I, LLC(4)	9,368,872	[23.1	]%
Ascent Partners Fund LLC(5)	76,237,955	[9.9	]%
Jesse Santana	2,140,055	[6.5	]%

(1)	Includes 366,886 shares held by Samantha Chiu, the spouse of Ben Hwang, Ph.D.

(2)	Consists of (i) 288,407 shares and 37,983 shares issuable upon exercise of warrants held directly by Mr. Knechtel and (ii) shares and shares issuable upon exercise of warrants held by NorthView Sponsor I, LLC, of which Mr. Knechtel is a manager. Mr. Knechtel disclaims beneficial ownership of the reported shares other than to the extent of his ultimate pecuniary interest therein.

(3)	Consists of shares and shares issuable upon exercise of warrants held by NorthView Sponsor I, LLC, of which Mr. Stover is a manager. Mr. Stover disclaims beneficial ownership of the reported shares other than to the extent of his ultimate pecuniary interest therein.

(4)	Consists of 4,743,750 shares and 4,625,122 shares issuable upon exercise of warrants. The business address of NorthView Sponsor, LLC is 207 West 25th St, 9th Floor, New York, NY 10001.

(5)	Comprised of the shares issuable upon conversion of Tranches 1 and 2 with accrued interest assuming conversion at the floor price of $0.10. The 50,282,378 Purchase Shares, of which 17,354,136 remain, are not included in the table above because these share issuances are subject to a beneficial ownership limitation of 9.99%. The business address of Ascent Partners Fund LLC is 19505 Biscayne Blvd., Suite 2350, Aventura, FL 33180.

STOCKHOLDER PROPOSALS

Stockholder Proposals for Special Meeting

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2026 (the “2026 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 626 Bancroft Way, Suite A, Berkeley, California 94710, in writing not later than January 2, 2026. For any proposal that a stockholder wishes to propose for consideration at the 2026 Annual Meeting but does not wish to include in the proxy materials for that meeting, our Amended and Restated Bylaws require a notice of the proposal to be delivered by March 1, 2026. The notice of the proposal also must comply with the content requirements for such notices set forth in our Bylaws.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees for the 2026 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

Unless we have received contrary instructions, we may send a single copy of this Proxy Statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding”, reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

●	If the shares are registered in the name of the stockholder, the stockholder should contact us at (212) 494-9022 to inform us of his or her request; or

●	If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read the Company’s SEC filings, including this Proxy Statement, over the Internet at the SEC’s website at www.sec.gov.

If you would like additional copies of this Proxy Statement or if you have questions about the proposals to be presented at the Special Meeting, you should contact the Company at:

PROFUSA, INC.
626 Bancroft Way
Suite A
Berkeley, CA 94710
Telephone: (925) 997-6925

If you are a stockholder of the Company and would like to request documents, please do so by [●] in order to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

OTHER MATTERS

As of the date of this proxy statement, the Board does not intend to present at the Special Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors

/s/ [●]
Ben C. Hwang, Ph.D
Chief Executive Officer

[●]
Berkeley, CA

 APPENDIX A

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
PROFUSA, INC.

Profusa, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) for the purpose of amending its Amended and Restated Certificate of Incorporation in accordance with the General Corporation Law of the State of Delaware, does hereby make and execute this Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, and does hereby certify that:

1.	Article [__] of the Amended and Restated Certificate of Incorporation of the Corporation, as amended to date, is hereby amended by adding the following new paragraph at the end of such article:

Reverse Stock Split. Upon the effectiveness of the Certificate of Amendment to the certificate of incorporation first inserting this sentence (the “Reverse Split Effective Time”), each [___] ([__]) to [___] ([__]) issued shares of Common Stock as of the Reverse Stock Split Effective Time shall automatically, and without action on the part of the Corporation or the stockholders, be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, without effecting a change to the par value per share of Common Stock, with the exact ratio within, and inclusive of, [___] ([__]) to [___] ([__]) shares to be determined by the Board of Directors of the Corporation prior to the Reverse Split Effective Time and publicly announced by the Corporation (such combination of shares, the “Reverse Stock Split”). The Reverse Stock Split shall occur automatically, without any action by the holders of the shares of Common Stock and whether or not any certificates representing such shares have been surrendered to the Corporation, and each certificate that immediately prior to the Reverse Split Effective Time represented shares of Common Stock, shall thereafter, automatically and without presenting the same for exchange, represent that number of shares of Common Stock into which the shares of Common Stock represented by such certificate shall have been combined, subject to any elimination of fractional interests; provided that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable as a result of the Reverse Stock Split unless the existing certificate(s) evidencing the applicable shares of Common Stock prior to the Reverse Stock Split are surrendered to the Corporation (or unless the holder thereof notifies the Corporation that such certificate(s) have been lost, stolen or destroyed and executes a lost certificate affidavit and agreement reasonably acceptable to the Corporation, which may include a requirement to post a bond, to indemnify the Corporation against any claim that may be made against the Corporation on account of such alleged loss, theft or destruction). Each book entry position that immediately prior to the Reverse Stock Split Effective Time represented issued shares of Common Stock shall thereafter represent the number of shares of Common Stock into which the shares of Common Stock represented by such book entry position has been combined pursuant to the Reverse Stock Split, subject to any elimination of fractional interests. The Reverse Stock Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, Common Stock of the Corporation, and adjustments to such securities or rights (including the treatment of any fractional shares resulting from such adjustments) shall be made in accordance with the terms of the applicable agreements governing such securities or rights, including but not limited to the Corporation’s 2025 Equity Incentive Plan and applicable warrant agreements.

2.	The foregoing amendment was duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

3.	Prior to this Certificate of Amendment becoming effective, the Board of Directors of the Corporation determined that each [●] ([●]) issued shares of Common Stock be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock.

4.	This Certificate of Amendment shall become effective at 12.01 a.m., Eastern Time, on [___].

IN WITNESS WHEREOF, I have signed this Certificate this [__]th day of [____].

Ben C. Hwang
Chief Executive Officer

A-1

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V82490 - TBD 1 . A proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended to, at the discretion of our Board of Directors, effect a reverse stock split with respect to our issued and outstanding common stock, par value $ 0 . 0001 per share, including any common stock held by the Company as treasury shares, at any time prior to or on [TBD], 2025 , at a ratio of 1 - for - 30 to 1 - for - 100 (the “Range”), with the ratio within such Range to be determined at the discretion of our Board of Directors . 2. A proposal to authorize an adjournment or adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of Proposal One. For Against Abstain O O O O O O PROFUSA, INC. The Board of Directors recommends you vote FOR the following proposals: PROFUSA, INC. 5959 HORTON STREET, SUITE 450 EMERYVILLE, CA 94608 USA NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon . When signing as attorney, executor, administrator, or other fiduciary, please give full title as such . Joint owners should each sign personally . All holders must sign . If a corporation or partnership, please sign in full corporate or partnership name by authorized officer . VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11 : 59 p . m . Eastern Time the day before the cut - off date or meeting date . Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form . ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e - mail or the Internet . To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years . VOTE BY PHONE - 1 - 800 - 690 - 6903 Use any touch - tone telephone to transmit your voting instructions up until 11 : 59 p . m . Eastern Time the day before the cut - off date or meeting date . Have your proxy card in hand when you call and then follow the instructions . VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage - paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 . SCAN TO VIEW MATERIALS & VOTE ڀ

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com. V82491 - TBD PROFUSA, INC. SPECIAL MEETING OF SHAREHOLDERS [TBD] 10:00 AM THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The shareholder(s) hereby appoint(s) Ben Hwang and Fred Knechtel, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PROFUSA, INC . that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 10 : 00 AM, EST on (TBD), at (TBD), and any adjournment or postponement thereof . This proxy, when properly executed, will be voted in the manner directed herein . If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations . Continued and to be signed on reverse side